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                                                                EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 31, 1997, relating to the financial statements of NovaCare Employee Services, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the year ended June 30, 1997 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."


                                        /s/ Price Waterhouse LLP
                                        Price Waterhouse LLP


Philadelphia, Pennsylvania
September 9, 1997